SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005

THE FRONTIER FUND

(Exact Name of Issuer as Specified in Charter)

Delaware	000-51274	38-6815533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Equinox Fund Management, LLC

1660 Lincoln Street, Suite 100

Denver, Colorado

(Address of principal executive offices)

80264

(Zip code)

(303) 837-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On December 19, 2005, Equinox Fund Management, LLC, the managing owner (the “Managing Owner”) of The Frontier Fund (the “Registrant”), engaged McGladrey & Pullen, LLP (“McGladrey”) as the Registrant’s independent registered public accounting firm. McGladrey will serve as the principal accountant to audit the Registrant’s financial statements.

The decision to engage McGladrey was recommended by the Managing Owner and unanimously approved by the Executive Committee of the Managing Owner on December 19, 2005.

During the Registrant’s two most recent fiscal years ended December 31, 2004 and 2003, and also during the subsequent interim period through the date of the appointment of McGladrey, neither the Registrant nor anyone on its behalf consulted with McGladrey regarding the application of accounting principles to a specified completed or contemplated transaction, or the type of opinion that might be rendered regarding the Registrant’s financial statements, nor did the Registrant consult McGladrey with respect to any accounting disagreement (as defined in paragraph (a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or any reportable event (as defined in paragraph (a)(1)(v) and the related instructions to Item 304 of Regulation S-K) at any time prior to the appointment of that firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 21, 2005

The Frontier Fund
(Registrant)

By:	/s/ Richard E. Bornhoft
Richard E. Bornhoft
President and Chief Executive Officer of Equinox Fund Management, LLC, the
Managing Owner of The Frontier Fund